UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rogers, AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 22, 2016, Ecoark Holdings, Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Agreement”) by and among the Registrant, Eco3D, LLC, an Arkansas limited liability company and a subsidiary of the Registrant (the “Company”), and the holders of remaining 35% of the Company’s membership interests (the “Sellers”) not currently owned by the Registrant.

The Registrant issued to the Sellers 525,000 shares of the Registrant’s common stock in exchange for the remaining 35% of the Company’s membership interest held by the Sellers. The Agreement contained standard representations by the Registrant, Company, and the Sellers.

The Sellers will deliver certificates representing the membership interest of the Company and registered in the name of Registrant, and Registrant will deliver a certificate representing the Exchange Shares registered in the name of the Sellers.

In connection with the shares of the Registrant’s common stock issued under the Agreement, the Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The descriptions of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the copy of the Share Exchange Agreement which is included as an exhibit to this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 3.02   Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(a)  Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: September 27, 2016	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

3